Exhibit 10.1

EXECUTION VERSION

INCREMENTAL FIRST LIEN TERM COMMITMENTS AMENDMENT

This INCREMENTAL FIRST LIEN TERM COMMITMENTS AMENDMENT is dated as of September 27, 2016 (this “Amendment”) and is entered into by and among GYP HOLDINGS III CORP., a Delaware corporation (the “Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as New Incremental First Lien Lender (as defined below), and, for purposes of Section 12 hereof, each other Loan Party party hereto.

PRELIMINARY STATEMENTS

The Borrower, Holdings, the Lenders party thereto from time to time, the Administrative Agent and the other parties thereto have entered into that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement;” the Credit Agreement, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement”; capitalized terms used (including in the preamble and preliminary statements hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement).

Pursuant to and in accordance with Section 2.12 of the Credit Agreement, the Borrower may request from time to time Incremental First Lien Term Commitments.  The Borrower has notified the Administrative Agent of its request for an Incremental First Lien Term Commitment in an aggregate principal amount equal to $481,225,000 on the terms set forth in this Amendment.  The Administrative Agent and the Borrower have determined that the Incremental First Lien Term Commitments Effective Date with respect to such Incremental First Lien Term Commitment shall be the New Incremental First Lien Term Commitments Effective Date (as defined below).

Pursuant to Section 2.12(d) of the Credit Agreement, an Incremental First Lien Term Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.12 of the Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                            New Incremental First Lien Lender, New Incremental First Lien Term Commitment and New Incremental First Lien Term Loan.  Pursuant to and in accordance with Section 2.12 of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 3:

(a)                                 Credit Suisse AG, as an Incremental First Lien Lender (in such capacity, the “New Incremental First Lien Lender”), hereby agrees to provide an Incremental First Lien Term Commitment to the Borrower in an aggregate principal amount equal to $481,225,000 (the “New Incremental First Lien Term Commitment”) and to make a single term loan in respect thereof (the “New Incremental First Lien Term Loan”) to the

Borrower in an aggregate principal amount not to exceed the New Incremental First Lien Term Commitment.

(b)                                 The Borrower is incurring the New Incremental First Lien Term Commitment pursuant to clause (y) of the second proviso of Section 2.12(a) of the Credit Agreement.

(c)                                  The New Incremental First Lien Term Commitment and the New Incremental First Lien Term Loan shall constitute an Incremental First Lien Term Loan Tranche separate from the existing Term Loans outstanding on the New Incremental First Lien Term Commitments Effective Date immediately prior to giving effect to this Amendment (the “Existing Term Loans”) and shall have the terms set forth in Section 1(d).

(d)                                 The New Incremental First Lien Term Commitment and the New Incremental First Lien Term Loan shall have the following terms:

(i)                                     Subject to the terms and conditions set forth herein, the New Incremental First Lien Lender agrees to make a New Incremental First Lien Term Loan to the Borrower on the New Incremental First Lien Term Commitments Effective Date in an amount not to exceed the New Incremental First Lien Term Commitment.  Amounts borrowed under this Section 1(d)(i) and subsequently repaid or prepaid may not be reborrowed.  The New Incremental First Lien Term Loan may be a Base Rate Loan or a Eurodollar Rate Loan as provided in the Amended Credit Agreement.  The New Incremental First Lien Term Commitment shall be automatically and permanently reduced to zero after the making of the Borrowing of the New Incremental First Lien Term Loan on the New Incremental First Lien Term Commitments Effective Date.

(ii)                                  The New Incremental First Lien Term Loan shall (A) mature on the Maturity Date set forth in the Amended Credit Agreement, (B) be repaid as set forth in Section 2.05(a) of the Amended Credit Agreement, (C) share in any prepayments and be subject to a premium in connection with a Repricing Transaction, in each case, as set forth in Section 2.03 of the Amended Credit Agreement and (D) accrue interest at the rate set forth in Section 2.06 of the Amended Credit Agreement.

(iii)                               Except as set forth in Section 1(d)(ii) above, the New Incremental First Lien Term Loan shall have terms substantially the same as those of the Existing Term Loans, as set forth in the Amended Credit Agreement, and shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents.

(e)                                  The proceeds of the New Incremental First Lien Term Loan will be (i) used immediately upon receipt of such proceeds by the Borrower, to prepay in full pursuant to and in accordance with Section 2.03(a)(i) of the Credit Agreement the aggregate principal amount of all Existing Term Loans on the New Incremental First Lien Term Commitments Effective Date (the “Refinancing”), (ii) applied promptly, but in no event later than October 3, 2016, to the repayment of ABL Loans outstanding on the New Incremental First Lien Term Commitments Effective Date and to pay fees and expenses incurred in connection with the New Incremental First Lien Term Commitments Amendment and (iii) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII of the Amended Credit Agreement, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries.

(f)                                   The Administrative Agent will record the New Incremental First Lien Term Commitment and the New Incremental First Lien Term Loan in the Register in accordance with the Amended Credit Agreement.

SECTION 2.                            Amendments to Credit Agreement.  Holdings, the Borrower, the New Incremental First Lien Lender and the Administrative Agent hereby agree that, upon the satisfaction of the conditions precedent set forth in Section 3 and immediately after giving effect to this Amendment, the Credit Agreement shall be amended as follows:

(a)                                 Section 1.01 thereof shall be amended by adding the following definitions in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Interpolated Rate” means, in relation to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for deposits in Dollars) that is shorter than the Interest Period of that Eurodollar Rate Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for deposits in Dollars) that exceeds the Interest Period of that Eurodollar Rate Loan, in each case, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“New Incremental First Lien Term Commitments Amendment” means the Incremental First Lien Term Commitments Amendment, dated as of September 27, 2016, among Holdings, the Borrower, the New Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“New Incremental First Lien Term Commitments Effective Date” means September 27, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                                 The definition of “Applicable Rate” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

a percentage per annum equal to 3.50% per annum for Eurodollar Rate Loans, and 2.50% per annum for Base Rate Loans.

(c)                                  The definition of “Defaulting Lender” is hereby amended by adding, in clause (d)(i) thereof, the phrase “or a Bail-In Action” immediately after the phrase “any Debtor Relief Law”.

(d)                                 Clause (ii) of the definition of “Eurodollar Base Rate” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

(ii) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the Interpolated Rate.

(e)                                  The definition of “Federal Funds Rate” in Section 1.01 thereof shall be amended and restated in its entirety as follows:

for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

(f)                                   The definition of “Interest Period” in Section 1.01 thereof shall be amended by adding the following new sentence at the end thereof:

Notwithstanding the foregoing, to the extent the Borrower has elected to borrow the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date or Incremental First Lien Term Loans on an Incremental First Lien Commitments Effective Date, as the case may be, as Eurodollar Rate Loans, the Interest Period (x) applicable to such New Incremental First Lien Term Loan shall end on October 31, 2016 and (y) applicable to such Incremental First Lien Term Loans may, at the election of the Borrower, end on the next succeeding quarterly amortization date with respect to such Incremental First Lien Term Loans.

(g)                                  The definition of “Term Commitment” in Section 1.01 thereof shall be amended by (i) replacing the reference to “$390,000,000” therein with “$481,225,000”, (ii) replacing the reference to “Closing Date” therein with “New Incremental First Lien Term Commitments Effective Date” and (iii) adding the following new sentence at the end thereof:

From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Commitment (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents.

(h)                                 The definition of “Term Facility” in Section 1.01 thereof shall be amended by replacing the reference to “Closing Date” in clause (a) thereof with “New Incremental First Lien Term Commitments Effective Date.”

(i)                                     The definition of “Term Lender” in Section 1.01 thereof shall be amended by replacing the references to “Closing Date” in each of clauses (a) and (b) thereof with “New Incremental First Lien Term Commitments Effective Date.”

(j)                                    The definition of “Term Loan” in Section 1.01 thereof shall be amended by adding the following new sentence at the end thereof:

From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents.

(k)                                 Section 2.01 thereof shall be amended and restated in its entirety as follows:

Subject to the terms and conditions set forth herein, the New Incremental First Lien Lender (as defined in the New Incremental First Lien Term Commitments Amendment), in its capacity as a Term Lender, agrees to make a single term loan denominated in Dollars to the Borrower on the New Incremental First Lien Term

Commitments Effective Date in an amount not to exceed the New Incremental First Lien Lender’s Term Commitment.  The Term Borrowing shall consist of a Term Loan made by the New Incremental First Lien Lender in accordance with its Term Commitment.  Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(l)                                     Subclause (A) of Section 2.02(a) thereof shall be amended by replacing each reference to “Closing Date” therein with “New Incremental First Lien Term Commitments Effective Date.”

(m)                             Section 2.03(d) thereof shall be amended by replacing the reference to “the date that is six months following the Closing Date” with “the date that is six months following the New Incremental First Lien Term Commitments Effective Date.”

(n)                                 Each of Sections 2.04(b) and 2.05(a) thereof shall be amended by replacing the reference to “Closing Date” therein with “New Incremental First Lien Term Commitments Effective Date.”

(o)                                 Section 2.05(a) thereof shall be amended by replacing the table therein its entirety with the following:

Date	Term Loan Principal Amortization Payment
10/31/2016	$1,203,062.50
1/31/2017	$1,203,062.50
4/30/2017	$1,203,062.50
7/31/2017	$1,203,062.50
10/31/2017	$1,203,062.50
1/31/2018	$1,203,062.50
4/30/2018	$1,203,062.50
7/31/2018	$1,203,062.50
10/31/2018	$1,203,062.50
1/31/2019	$1,203,062.50
4/30/2019	$1,203,062.50
7/31/2019	$1,203,062.50
10/31/2019	$1,203,062.50
1/31/2020	$1,203,062.50
4/30/2020	$1,203,062.50
7/31/2020	$1,203,062.50
10/31/2020	$1,203,062.50
1/31/2021	$1,203,062.50
Maturity Date of the Term Facility	Remaining Balance

(p)                                 Section 6.11 thereof shall be amended and restated in its entirety as follows:

Use the proceeds of the Term Borrowing (x) on the Closing Date solely to finance the Acquisition and the Refinancing and to pay Transaction Costs in connection therewith, (y) on the New Incremental First Lien Term Commitments Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date, (B) promptly after receipt of the proceeds of the New Incremental First Lien Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment), but in no event later than October 3, 2016, to repay a portion of the ABL Loans outstanding on the date of such repayment and (C) to pay fees and expenses incurred in connection with the New Incremental First Lien Term Commitments Amendment and (D) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries.

(q)                                 Section 10.01 thereof shall be amended by replacing the reference to “Applicable Margin” therein with “Applicable Rate.”

(r)                                    The Credit Agreement is amended to add a new Section 10.24, which shall read as follows:

10.24                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 3.                            Conditions Precedent to Effectiveness.  This Amendment (including the agreements in Section 1 and the amendments to the Credit Agreement contained in Section 2) shall become effective on the date on which the following conditions precedent shall be satisfied (such date, the “New Incremental First Lien Term Commitments Effective Date”):

(a)                                 the Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of clause (i) below, by the New Incremental First Lien Lender, each dated as of the New Incremental First Lien Term Commitments Effective Date (or, in the case of certificates of governmental officials, a recent date before the New Incremental First Lien Term Commitments Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent (and, in the case of clause (vii) below, the Collateral Agent):

(i)                                     executed counterparts of this Amendment;

(ii)                                  resolutions or authorizations of each Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, the borrowings hereunder, and a certification of a Responsible Officer of each Loan Party that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(iii)                               either the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date;

(iv)                              either incumbency certificates of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Responsible Officers set forth on the incumbency certificates of such Loan Party delivered on the Closing Date;

(v)                                 good standing certificates evidencing that each Loan Party is duly organized or formed and that each Loan Party is validly existing and in good standing;

(vi)                              a favorable opinion of (x) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties and (y) Sutherland Asbill & Brennan LLP, special Georgia counsel to the Loan Parties, in each case dated the New Incremental First Lien Term Commitments Effective Date, addressed to the Administrative Agent, the Collateral

Agent, the New Incremental First Lien Lender and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(vii)                           a customary certificate, substantially in the form of Exhibit J to the Credit Agreement from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the New Incremental First Lien Term Commitment, the New Incremental First Lien Term Loan and the other transactions contemplated hereby, are Solvent; and

(viii)                        a certificate, dated as of the New Incremental First Lien Term Commitments Effective Date, duly executed by a Responsible Officer of Holdings (A) certifying that the conditions precedent set forth in Sections 3(b), 3(c) and 3(d) have been satisfied as of the New Incremental First Lien Term Commitments Effective Date and (B) setting forth calculations in reasonable detail demonstrating compliance with the First Lien Leverage Ratio set forth in Section 2.12(a) of the Credit Agreement, after giving effect on a Pro Forma Basis to the incurrence of the New Incremental First Lien Term Commitment;

(ix)                              a notice of prepayment in full of the Existing Term Loans pursuant to and in accordance with Section 2.03(a)(i) of the Credit Agreement; and

(x)                                 a Committed Loan Notice with respect to the New Incremental First Lien Term Loan, not later than 10:00 a.m. (New York City time) one (1) Business Day prior to the New Incremental First Lien Term Commitments Effective Date;

(b)                                 the conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been satisfied both before and after giving effect to this Amendment and the additional credit extensions provided hereby;

(c)                                  the representations and warranties of the Loan Parties contained in Section 4 shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the New Incremental First Lien Term Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(d)                                 at the time of the Borrower’s request for the New Incremental First Lien Term Commitment, upon the effectiveness of this Amendment and at the time that the New Incremental First Lien Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist;

(e)                                  the Borrower shall have applied, concurrently with the making of the New Incremental First Lien Term Loan, the proceeds of the New Incremental First Lien Term Loan to prepay in full the aggregate principal amount of all Existing Term Loans outstanding on the New Incremental First Lien Term Commitments Effective Date;

(f)                                   the Administrative Agent shall have received:

(i)                                     at least three Business Days prior to the New Incremental First Lien Term Commitments Effective Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing prior to the New Incremental First Lien Term Commitments Effective Date by the Lenders that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

(ii)                                  for the account of each Lender (as defined in the Credit Agreement) with an Existing Term Loan (A) all interest accrued but unpaid on the Existing Term Loans through the New Incremental First Lien Term Commitments Effective Date and (B) unless waived by such Lender, any loss, cost or expense due to such Lender under Section 3.05 of the Credit Agreement; and

(g)                                  there shall have been paid (i) to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including the New Incremental First Lien Lender), as applicable, all fees and, to the extent required by Section 10.04 of the Credit Agreement, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the New Incremental First Lien Term Commitments Effective Date and (ii) to the Administrative Agent or an Affiliate thereof, all other compensation separately agreed to be paid on the New Incremental First Lien Term Commitments Effective Date.

SECTION 4.                            Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the New Incremental First Lien Lender and the other Lenders that, as of the New Incremental First Lien Term Commitments Effective Date and immediately after giving effect to the transactions and amendments to occur on the New Incremental First Lien Term Commitments Effective Date:

(a)                                 each Loan Party and each of its Subsidiaries has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Amended Credit Agreement;

(b)                                 this Amendment has been duly executed and delivered by each Loan Party that is party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;

(c)                                  the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of this Amendment and the Amended Credit Agreement, and the consummation of the transactions contemplated by this Amendment, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment (except for the prepayment of all Existing Term Loans and ABL Loans on the New Incremental First Lien Term Commitments Effective Date) to be made under (A) the ABL Facility, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any breach or contravention or payment referred to in clause (ii)(B) and (ii)(C), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(d)                                 no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution or delivery by any Loan Party of this Amendment or the performance by any Loan Party of this Amendment or the Amended Credit Agreement, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement or for the consummation of the transactions contemplated hereby or (ii) the exercise by an Agent or any Lender (including the New Incremental First Lien Lender) of its rights under this Amendment or the Amended Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(e)                                  neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(f)                                   the representations and warranties of each Loan Party set forth in any Loan Document to which it is a party are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the New Incremental First Lien Term Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

SECTION 5.                            Post-Effectiveness Covenants.

(a)                                 Each Loan Party warrants, covenants and agrees with the Administrative Agent and the Lenders that each Loan Party will execute and deliver the documents and complete the tasks set forth on Schedule A hereto, in each case within the time limits specified on such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion); and

(b)                                 On or before October 3, 2016, the Borrower shall repay the ABL Loans in an amount equal to the lesser of (i) the aggregate amount of ABL Loans outstanding on the date of such repayment and (ii) the amount of net cash proceeds of the New Incremental First Lien Term Loan received by the Borrower on the New Incremental First Lien Term Commitments Effective Date after giving effect to the Refinancing and the payment of fees and expenses incurred in connection therewith; provided that a breach of this Section 5(a) shall constitute an immediate Event of Default under the Amended Credit Agreement.

SECTION 6.                            Effect on Loan Documents.  Except as specifically amended hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing:

(a)                                 the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document, nor constitute a waiver of any provision of any Loan Document or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under any Loan Document;

(b)                                 on and after the New Incremental First Lien Term Commitments Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement and each reference in any other Loan Document to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument;

(c)                                  nothing herein shall be deemed to entitle any Loan Party to a further amendment to, or a consent, waiver, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances;

(d)                                 on the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Lender shall (i) become a “Lender” and a “Term Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents, (ii) have the New Incremental First Lien Term Commitment which shall become a “Commitment” under the Amended Credit Agreement and (iii) make the New Incremental First Lien Term Loan to the Borrower in a principal amount up to the New Incremental First Lien Term Commitment, and the New Incremental First Lien Term Loan shall be a “Term Loan” for all purposes of the Amended Credit Agreement and the other Loan Documents; and

(e)                                  each of the parties hereto hereby acknowledges and agrees that (i) this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents and (ii) the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of certain pre-existing

Indebtedness and the Credit Agreement, as evidenced by the Amended Credit Agreement. For the avoidance of doubt, each representation and warranty in the Credit Agreement with regard to the Loan Documents shall be deemed a representation and warranty with regard to this Amendment.

SECTION 7.                            Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, in each case to the extent required by Section 10.04 of the Amended Credit Agreement.  The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Amended Credit Agreement shall apply to this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, and such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs) expenses and disbursements (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

SECTION 8.                            [Reserved].

SECTION 9.                            Consent to Assignments.  For purposes of Section 10.07(b) of the Amended Credit Agreement, the Borrower hereby consents to any assignment by the New Incremental First Lien Lender or any of its Affiliates of all or any portion of the New Incremental First Lien Term Loan in connection with the initial syndication of the New Incremental First Lien Term Loan to any assignee disclosed by Credit Suisse Securities (USA) LLC to, and approved by, the Borrower prior to the New Incremental First Lien Term Commitments Effective Date.

SECTION 10.                     Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11.                     Amendments; Execution in Counterparts; Severability; Interpretative Provisions.

(a)                                 No amendment or waiver of any provision of this Amendment, and no consent to any departure by the Borrower or any other Loan Party herefrom, shall be effective unless in writing signed by the Administrative Agent, the New Incremental First Lien Lender and Holdings and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

(c)                                  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)                                 The rules of construction specified in Sections 1.02 through and including 1.07 of the Credit Agreement also apply to this Amendment.

SECTION 12.                     Acknowledgment and Reaffirmation.  Each Loan Party hereby:

(a)                                 (i) acknowledges that it has reviewed the terms and provisions of this Amendment (including, without limitation, Section 6), (ii) consents to the amendment of the Credit Agreement effected pursuant to this Amendment, (iii) reaffirms and confirms that each Loan Document to which it is a party or is otherwise bound, each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties (including the New Incremental First Lien Lender) pursuant to any such Loan Document and all Collateral encumbered thereby continues to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations”, “Guaranteed Obligations” or “Secured Obligations”, as applicable, under each Loan Document to which is a party (in each case as such terms are defined in the applicable Loan Document), and (iv) acknowledges and affirms that the New Incremental First Lien Term Commitment and any New Incremental First Lien Term Loan made or deemed made pursuant to this Amendment or the New Incremental First Lien Term Commitment constitute “Obligations”, “Secured Obligations” or “Guaranteed Obligations” and similar defined terms used in the Loan Documents, as applicable;

(b)                                 acknowledges and agrees that (i) each Loan Document to which it is a party or otherwise bound shall continue and remain in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, (ii) notwithstanding the conditions to effectiveness set forth in this Amendment, no consent by any Loan Party (other than Holdings and the Borrower) is required by the terms of the Credit Agreement or any other Loan Document to the amendments to the Credit Agreement effected pursuant to this Amendment and (iii) nothing in the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require its consent to any future amendments to the Credit Agreement, except to the extent expressly set forth in Section 10.01 of the Amended Credit Agreement; and

(c)                                  agrees that the First Lien Obligations or Secured Obligations, as applicable, include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the New Incremental First Lien Term Loan under the Amended Credit Agreement.

SECTION 13.                     Treatment of Amendment Under FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the New Incremental First Lien Term Commitments Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

GYP HOLDINGS II CORP.

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer

GYP HOLDINGS III CORP.

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Assistant Treasurer

[Incremental First Lien Term Commitments Amendment]

COASTAL INTERIOR PRODUCTS, INC.
PIONEER MATERIALS WEST, INC.
STATE LINE BUILDING SUPPLY, INC.
GATOR GYPSUM, INC.
CAPITOL INTERIOR PRODUCTS, INC.
CAPITOL MATERIALS OF SAVANNAH, INC.
CAPITOL MATERIALS, INCORPORATED
GMS STRATEGIC SOLUTIONS, INC.
GYPSUM MANAGEMENT AND SUPPLY, INC.
ROCKET INSTALLATION, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TOOL SOURCE WAREHOUSE, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS, INC.
CHICAGO GYPSUM SUPPLY, INC.
NEW ENGLAND GYPSUM SUPPLY, INC.
OHIO VALLEY SUPPLY, INC.
PACIFIC GYPSUM SUPPLY, INC.
GYPSUM SUPPLY COMPANY
PIONEER MATERIALS, INC.
TAMARACK MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
WILDCAT MATERIALS, INC.
COLONIAL MATERIALS, INC.
CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS OF OKC, INC.
CHEROKEE BUILDING MATERIALS, INC.
CARTER HARDWARE COMPANY
ROCKY TOP MATERIALS, INC.
COMMERCIAL INTERIOR PRODUCTS, INC.
COWTOWN MATERIALS, INC.
EASTEX MATERIALS, INC.
HILL COUNTRY MATERIALS, INC.
LONE STAR MATERIALS, INC.
RIO GRANDE BUILDING MATERIALS, INC.
TEJAS MATERIALS, INC.
CAPITOL BUILDING SUPPLY, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
GTS DRYWALL SUPPLY COMPANY

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Assistant Treasurer

[Incremental First Lien Term Commitments Amendment]

GYPSUM SUPPLY INSTALLED INSULATION, LLC
By: GYPSUM SUPPLY COMPANY, its Manager

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer

[Incremental First Lien Term Commitments Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and New Incremental First Lien Lender

By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Incremental First Lien Term Commitments Amendment]

Schedule A to Incremental First Lien Term Commitments Amendment

POST-EFFECTIVENESS MATTERS

1.              REAL ESTATE DELIVERABLES

The Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent no later than the date occurring sixty (60) days after the New Incremental First Lien Term Commitments Effective Date (or such later date as may be acceptable to the Administrative Agent in its reasonable discretion), to the extent determined by the Administrative Agent to be reasonably necessary or desirable, each of the following items:

(i)                                     to the extent reasonably necessary, fully executed and notarized mortgage modifications (each, a “Mortgage Modification”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each applicable Mortgaged Property;

(ii)                                  an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which a Mortgaged Property for which a Mortgage Modification is required, is located with respect to the enforceability of such Mortgage as modified by the applicable Mortgage Modification, and such other customary matters with regards to each such Mortgage Modification as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(iii)                               with respect to the lender’s title insurance policy insuring each Mortgaged Property for which a Mortgage Modification is required, a mortgage modification endorsement with respect to such Mortgaged Property, issued by a title company reasonably satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, insuring, to the extent that such coverage is available by endorsement in the applicable jurisdiction, that the validity, enforceability and priority of the applicable Mortgage, and the effectiveness of such title policy, shall remain unchanged following recordation of the related Mortgage Modification; and

(iv)                              (a) an updated Flood Determination Form with respect to each Mortgaged Property; (b) if it is a Flood Hazard Property, a Borrower Notice; (c) the Borrower’s written acknowledgment of receipt of the Borrower Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP; and (d) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, Evidence of Flood Insurance.